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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 20, 1998 (MAY 20,
                                     1998)

                        COMMISSION FILE NUMBER: 0-23214

                               ----------------

                             SAMSONITE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                                       36-3511556
        (STATE OR OTHER JURISDICTION                          (I.R.S. EMPLOYER
              OF INCORPORATION)                            IDENTIFICATION NUMBER)

              11200 EAST 45TH AVENUE, DENVER, COLORADO 80239-3018
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (303) 373-2000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                      N/A
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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

ITEM 5. OTHER EVENTS.

  On May 20, 1998, Samsonite Corporation, a Delaware corporation (the "Company"), commenced an offer to purchase up to 12,000,000 shares (constituting approximately 59% of the shares presently outstanding) of its common stock, $.01 par value per share (the "Common Stock"), and the associated preferred stock purchase rights (the "Rights") (the Common Stock and the Rights, on and after the date of their distribution, are herein referred to as the "Shares") at $40.00 per Share, net to the seller in cash, upon the terms and conditions set forth in the Offer to Purchase dated May 20, 1998 and in the related Letter of Transmittal (which together constitute the "Offer"). The Company is making the Offer as part of its plan of recapitalization described in the Offer to Purchase (the "Recapitalization"). The Recapitalization is conditioned on the Company's having obtained sufficient financing to purchase the Shares pursuant to the Offer, to refinance certain existing indebtedness and to pay related fees and expenses.

CERTAIN FINANCIAL INFORMATION.

  The summary historical consolidated financial information of the Company and its subsidiaries presented below has been derived from the Company's audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended January 31, 1998 (the "Annual Report"), which is hereby incorporated herein by reference, and other information and data contained therein. More comprehensive financial information is included in the Annual Report and the financial information which follows is qualified in its entirety by reference to such report and to all of the financial statements and related notes contained therein. The summary unaudited consolidated pro forma financial information set forth below gives effect to the Recapitalization, including the purchase of Shares pursuant to the Offer, based on certain assumptions described in the accompanying notes, and gives effect thereto as if it had occurred on February 1, 1997, in the case of the statement of operations and other data, and on January 31, 1998, in the case of the balance sheet data. The summary unaudited consolidated pro forma financial information should be read in conjunction with the summary consolidated historical financial information and does not purport to be indicative of the results that would actually have been obtained had the Recapitalization been completed at the dates indicated or that may be obtained in the future.

                                                YEAR ENDED JANUARY 31,
                                             --------------------------------
                                               1997              1998
                                             --------    --------------------
                                                         HISTORICAL PRO FORMA
                                               (IN THOUSANDS, EXCEPT PER
                                               SHARE AMOUNTS AND RATIOS)
STATEMENT OF OPERATIONS DATA:
Net Sales..................................  $741,138     $736,875  $736,875
Cost of Goods Sold.........................   449,333      424,349   424,349
                                             --------     --------  --------
Gross Profit...............................   291,805      312,526   312,526
Selling, General and Administrative
 Expenses..................................   233,761(a)   234,257   237,485(b)
Amortization of Intangible Assets(c).......    31,837        7,101     7,101
Provision for Restructuring Operations.....    10,670        1,866     1,866
Other Income--Net(d).......................    18,821       28,294    28,294
Interest Expense--Net(e)...................    34,251       17,344    49,244(f)
Income Tax Expense.........................    10,389       23,088     9,739(g)
Minority Interest in Earnings in
 Subsidiaries..............................    (1,041)        (287)     (287)
                                             --------     --------  --------
Income (Loss) from Continuing Operations...   (11,323)      56,877    35,098
Income (Loss) from Operations Discontinued
 and Sold, Cumulative Effect of
 Change in Accounting Principles and
 Extraordinary Items.......................       --       (16,178)  (22,354)
                                             --------     --------  --------
Net Income (Loss)..........................  $(11,323)    $ 40,699  $ 12,744
                                             ========     ========  ========
Senior Preferred Stock Dividends(h)........                           22,383
                                                                    --------
Net Income (Loss) Available to Common
 Stockholders..............................                         $ (9,639)
                                                                    ========
Income (Loss) per Share--Basic(h):
 Continuing Operations.....................  $   (.71)    $   2.81  $   1.54
 Net Income (Loss).........................      (.71)        2.01     (1.17)
 Income (Loss) per Share--Assuming
  Dilution(h):
   Continuing Operations...................      (.71)        2.70      1.40
   Net Income (Loss).......................      (.71)        1.93     (1.06)

                                    (see footnotes beginning on following page)

                                                    YEAR ENDED JANUARY 31,
                                                 ------------------------------
                                                   1997            1998
                                                 --------  --------------------
                                                           HISTORICAL PRO FORMA
                                                   (IN THOUSANDS, EXCEPT PER
                                                   SHARE AMOUNTS AND RATIOS)
OTHER DATA:
EBIT(i)......................................... $ 34,358   $ 97,596  $ 97,596
Depreciation and Amortization...................   53,889     28,594    28,594
                                                 --------   --------  --------
EBITDA(j).......................................   88,247    126,190   126,190
Items relating to Settlement of Contingent
 Liabilities and Other Adjustments..............   (3,368)   (13,762)  (13,762)
                                                 --------   --------  --------
Adjusted EBITDA(k).............................. $ 84,879   $112,428  $112,428
                                                 ========   ========  ========
Ratio of Earnings to Fixed Charges(l)...........     1.00       4.39      1.30
Capital Expenditures............................   31,093     36,313    36,313

BALANCE SHEET DATA (AS OF END OF PERIOD):
Property, Plant and Equipment, Net.............. $143,959   $142,351  $142,351
Total Assets....................................  592,658    610,049   630,206
Long-Term Obligations (including current
 installments)..................................  290,617    179,223   518,657
Stockholders' Equity (Deficit)..................   24,998    208,886  (279,291)

--------
(a) Selling, general and administrative expenses include $5.4 million of expenses during the year ended January 31, 1997 for (i) consulting fees to establish the restructuring plan ($0.8 million), (ii) the cessation of the former chief executive officer's employment and the change in management ($4.1 million) and (iii) expenses in excess of the original provision in fiscal 1996 for the consolidation of American Tourister manufacturing facilities ($0.5 million).

(b) Pro forma selling, general and administrative expenses have been adjusted to reflect a $2.8 million charge for estimated expenses associated with the process of exploring alternatives to enhance stockholder value, including the Recapitalization, and a $0.4 million charge for deferred financing costs related to the Company's existing credit facility.

(c) Prior to July 14, 1995, the Company was a subsidiary of Astrum International Corp. ("Astrum"). On July 14, 1995, Astrum merged with Samsonite Corporation and changed its name to Samsonite Corporation.

    In June 1993, Astrum completed a financial restructuring pursuant to a plan of reorganization under Chapter 11 of the United States Bankruptcy Code. Effective June 30, 1993 and pursuant to the American Institute of Certified Public Accountants Statement of Position 90-7 entitled "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP-97"), the Company was required to adjust its assets and liabilities to their fair ("fresh start") values and create a new entity for financial reporting purposes. Since June 30, 1993, the Company's statements of operations include amortization and depreciation related to these fresh start adjustments. The most significant fresh start adjustment relates to recording Reorganization Value in Excess of Identifiable Assets, which was amortized over a three-year period which ended in June 1996. In addition, fresh start amortization includes amortization of fresh start adjustments to reflect the fair value of trademarks, licenses, patents and other intangibles, which are being amortized over periods from one to forty years. Fresh start amortization and depreciation also includes depreciation of fresh start adjustments to reflect the fair value of property and equipment, depreciated over their estimated useful lives ranging primarily from two to six years.

                                         (footnotes continue on following page)

  Fresh Start Amortization and Depreciation consists of the following:

                                                         YEAR ENDED JANUARY 31,
                                                         -----------------------
                                                            1997        1998
                                                         ----------- -----------
                                                             (IN THOUSANDS)
   FRESH START AMORTIZATION:
   Amortization of Reorganization Value in Excess of
    Identifiable Assets................................. $    22,947 $      --
   Amortization of Licenses, Patents and Other..........       4,897      3,158
   Amortization of Trademarks...........................       3,079      3,026
                                                         ----------- ----------
     Total Fresh Start Amortization Included in
      Amortization of Intangibles.......................      30,923      6,184
                                                         ----------- ----------
   FRESH START DEPRECIATION--PROPERTY AND EQUIPMENT:
   Included in Cost of Goods Sold.......................       2,914      2,093
   Included in Selling, General and Administrative
    Expenses............................................         647        461
                                                         ----------- ----------
     Total Fresh Start Depreciation.....................       3,561      2,554
                                                         ----------- ----------
     Total Fresh Start Amortization and Depreciation.... $    34,484 $    8,738
                                                         =========== ==========

(d) Other Income--Net for fiscal 1997 and 1998 consists of the following:

                                                      YEAR ENDED JANUARY 31,
                                                      ------------------------
                                                         1997         1998
                                                      -----------  -----------
                                                          (IN THOUSANDS)
   Net gains from foreign currency forward delivery
    contracts.......................................  $     2,829  $     6,463
   Rental income....................................        1,987        1,633
   Equity in loss of unconsolidated affiliate.......          (33)        (547)
   Pension expense related to merged plans..........          --          (706)
   Foreign currency transaction losses, net.........         (211)      (1,834)
   Loss on disposition of fixed assets, net.........          (62)        (377)
   Other, net.......................................       (1,120)      (1,247)
   Favorable settlement of claims...................        3,802        2,060
   Adjustment of allowances relating to previous
    operations......................................          529        5,299
   Adjustment of contingent tax accruals............          --        12,700
   Collection of loans to settlement trust..........          --         4,850
   Adjustment of liability for PBGC claims..........       11,100          --
                                                      -----------  -----------
                                                      $    18,821  $    28,294
                                                      ===========  ===========

(e) Interest expense--net consists of interest expense and amortization of debt issuance costs and premium less interest income.

(f) Pro forma interest expense gives effect to the debt financing incurred in connection with the Recapitalization and the Offer, including the amortization of debt issuance costs. The foregoing increases interest expense-net by approximately $31.9 million, based on the Company's estimate of interest rates at the time the financing for the Recapitalization is expected to be consummated. Pro forma net interest expense consists of the following (in millions):

   Senior Subordinated Notes (9.25%)..................................... $32.4
   New Credit Facility (7.775%)..........................................  14.3
   Capital lease obligations and other foreign borrowings................   3.9
   Non-cash amortization of capitalized fees and expenses................   1.2
   Less interest income..................................................  (2.6)
                                                                          -----
     Net interest expense................................................ $49.2
                                                                          =====

                                          (footnotes continue on following page)

(g) Pro forma income tax expense reflects the tax effect of the additional interest expense described in note (f) above and the tax effect of certain other expenses described in note (b) above (an aggregate decrease of $13.3 million in income tax expense).

(h) Pro forma income (loss) per share data reflects the deduction of dividends (at an estimated rate of 12.5%) and amortization of issuance costs related to the redeemable preferred stock portion of the financing incurred in connection with the Recapitalization and the Offer without allocating any value to the related warrants. The value of such warrants cannot be determined at this time and will depend on the market value of the Common Stock based on the trading price after consummation of the Recapitalization. Such cost will be amortized over the twelve-year term of such redeemable preferred stock and will be deducted from net income
    (loss) to determine income available to common stockholders in the determination of net income (loss) per share.

(i) EBIT is defined as income (loss) from continuing operations plus net interest expense and income tax expense plus minority interest plus, in the case of pro forma EBIT, certain expenses described in note (b) above.

(j) EBITDA is defined as EBIT (as defined above) plus amortization and depreciation.The Company believes that EBITDA provides useful information regarding the Company's ability to service its indebtedness, but it should not be considered in isolation or as a substitute for operating income or cash flow from operations (in each case as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance or as a measure of the Company's liquidity. Other companies may calculate EBITDA in a different manner than the Company. EBITDA does not take into consideration substantial costs and cash flows of doing business, such as interest expense, income taxes, depreciation and amortization. EBITDA does not represent funds available for discretionary use by the Company because those funds are required for debt service, capital expenditures to replace fixed assets, working capital and other commitments and contingencies. EBITDA is not an accounting term and is not used in generally accepted accounting principles.

(k) Adjustments to EBITDA to arrive at Adjusted EBITDA include various income and expense items included in EBIT and EBITDA which management believes should be excluded in order to reflect recurring operating performance. These items include (i) provisions for restructuring operations of $10,670 and $3,589 in fiscal 1997 and fiscal 1998, respectively, (ii) other income primarily related to various items from the settlement of certain contingent liabilities associated with previous operations, income and expense from financing related activities, sale of assets and other nonrecurring activities (which are reflected in the last eight line items in note (d) above) and (iii) unfavorable production variances from the Company's North American manufacturing operations during the second half of fiscal 1998 totaling $4.1 million.

(l) For purposes of computing the ratio of earnings to fixed charges, fixed charges consist of interest (including the interest component of rental expenses), amortization of debt expense and dividends on preferred stock. Earnings consist of earnings from continuing operations before taxes, plus fixed charges. Earnings from continued operations before taxes include significant nonrecurring amounts related to various items from the settlement of certain continuing liabilities from previous operations.

CERTAIN FORECASTS.

  In connection with the financing for the Recapitalization, the Company will be providing to prospective investors certain nonpublic estimates as to the possible future performance of the Company over a five-year period (the "Forecasts"). The Offer to Purchase contains a summary of the Forecasts. The Forecasts, which are as of May 15, 1998, are summarized below.

  The Forecasts include an estimate quarterly performance for fiscal 1999 and estimates of annual performance through fiscal 2003. For fiscal 1999, the Company estimates that Adjusted EBITDA will be approximately $106 million, of which approximately $30 million, or approximately 28%, will be from the Company's U.S. wholesale business. The Forecasts assume that Adjusted EBITDA from the Company's operations (excluding its U.S. wholesale business) will increase in fiscal 1999 by approximately 11% over fiscal

1998 and that Adjusted EBITDA from the Company's U.S. wholesale business will decline in fiscal 1999 by 33% from fiscal 1998. As described under "THE OFFER--Section 10" in the Offer to Purchase, the Company expects the results of its U.S. wholesale business to be depressed for at least the first two quarters of fiscal 1999 because of various factors, including steps being taken to reduce excess working capital in the U.S. wholesale business by approximately $45 million over the next 18 months. Although the Company's operations (excluding its U.S. wholesale business) continue to perform well, with Adjusted EBITDA for the first quarter of fiscal 1999 expected to be in line with plan, the negative impact of reduced production levels and the disposal of excess inventory, among other things, is expected to cause a sharp decline in the Adjusted EBITDA of the Company's U.S. wholesale business from the same period of the prior fiscal year. The Forecasts assume that the Company's U.S. wholesale business will have negative Adjusted EBITDA of approximately $6 million in the first quarter of fiscal 1999 and will have positive Adjusted EBITDA of approximately $3 million in the second quarter of fiscal 1999. On a quarterly basis for the year ended January 31, 1999, the Company has projected net sales, EBIT and Adjusted EBITDA as set forth below:

                                                 FISCAL QUARTER ENDED
                                      ------------------------------------------
                                      APRIL 30, JULY 31, OCTOBER 31, JANUARY 31,
                                        1998      1998      1998        1999
                                      --------- -------- ----------- -----------
                                                    (IN MILLIONS)
   Net Sales.........................   $157      $187      $237        $215
   EBIT..............................     (3)       11        35          27
   Adjusted EBITDA(a)................      6        22        43          35

--------
(a) See "--Certain Financial Information" above for a definition of Adjusted EBITDA.

  The Company expects to announce financial results for the first quarter of fiscal 1999 on or about June 15, 1998; based on currently available information, the Company believes that actual results for the first quarter of fiscal 1999 will be in line with the above Forecasts.

  The Forecasts contain estimates of net sales, EBIT and Adjusted EBITDA through the year ended January 31, 2003, as follows:

                                                      YEAR ENDED JANUARY 31,
                                                  ------------------------------
                                                  1999 2000  2001   2002   2003
                                                  ---- ---- ------ ------ ------
                                                          (IN MILLIONS)
   Net Sales..................................... $796 $908 $1,001 $1,101 $1,211
   EBIT..........................................   70  104    125    146    170
   Adjusted EBITDA...............................  106  134    155    177    202

  The Forecasts assume that Adjusted EBITDA for the Company's U.S. wholesale business will not exceed fiscal 1998 levels until fiscal 2001. In addition, the Forecasts give effect to the restructuring of the Company's U.S. hardside manufacturing operations described under "THE OFFER--Section 10" in the Offer to Purchase and assume that approximately $45 million in excess working capital will be converted to cash over the next 18 months and will be applied to reduce outstanding borrowings under the new credit facility being entered into by the Company in connection with the financing of the Recapitalization.

  The Forecasts are being publicly disclosed solely because such information is being provided to prospective investors in connection with the financing of the Recapitalization. Neither the Company nor the Company's independent auditors assume any responsibility for the accuracy of such information. Neither the Company's independent auditors nor any other independent accountants have compiled, examined or performed any procedures with respect to the Forecasts, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the Forecasts.

  THE FORECASTS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE BASED UPON A NUMBER OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY THE COMPANY AT THE TIME PRESENTED, ARE INHERENTLY SUBJECT TO MANY SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, BEYOND

THE CONTROL OF THE COMPANY, AND UPON ASSUMPTIONS WITH RESPECT TO FUTURE BUSINESS STRATEGIES AND DECISIONS WHICH ARE SUBJECT TO CHANGE AND MAY BE OUT OF THE CONTROL OF THE CURRENT MANAGEMENT OF THE COMPANY. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE FORECASTS WILL BE REALIZED. WHILE THE COMPANY BELIEVES THE FORECASTS ARE BASED UPON REASONABLE ASSUMPTIONS AND ESTIMATES, ACTUAL RESULTS WILL VARY AND SUCH VARIATIONS MAY BE MATERIAL. FORECASTS ARE NECESSARILY SPECULATIVE IN NATURE, AND IT IS USUALLY THE CASE THAT ONE OR MORE OF THE ASSUMPTIONS UNDERLYING ESTIMATES SUCH AS THE FORECASTS WILL NOT MATERIALIZE. THE FORECASTS WERE NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE OR COMPLIANCE WITH PUBLISHED GUIDELINES ESTABLISHED BY THE SECURITIES AND EXCHANGE COMMISSION, THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS, ANY REGULATORY OR PROFESSIONAL AGENCY OR BODY OR GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

  IN LIGHT OF THE FOREGOING, THE COMPANY DOES NOT UNDERTAKE, AND HEREBY DISCLAIMS ANY OBLIGATION TO, UPDATE THE FORECASTS. THE FORECASTS CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS, THE FOLLOWING GENERAL ECONOMIC AND BUSINESS CONDITIONS, INCLUDING FOREIGN CURRENCY FLUCTUATIONS; INDUSTRY CAPACITY; CHANGES IN CUSTOMER PREFERENCES; DEMOGRAPHIC CHANGES; COMPETITION; CHANGES IN METHODS OF DISTRIBUTION AND TECHNOLOGY; CHANGES IN POLITICAL, SOCIAL AND ECONOMIC CONDITIONS AND LOCAL REGULATIONS, PARTICULARLY IN EUROPE AND ASIA; GENERAL LEVELS OF ECONOMIC GROWTH IN EMERGING MARKET COUNTRIES SUCH AS INDIA, CHINA, BRAZIL, ARGENTINA, AND OTHER ASIAN AND SOUTH AMERICAN COUNTRIES; THE LOSS OF ANY SIGNIFICANT CUSTOMERS; COMPLETION OF NEW PRODUCT DEVELOPMENTS WITHIN ANTICIPATED TIME FRAMES; CHANGES IN INTEREST RATES; AND VARIOUS OTHER FACTORS BEYOND THE COMPANY'S CONTROL.

  In addition, the Forecasts are effected by the Company's ability to implement its business strategy which includes plans to broaden products offerings and channels of distribution, strengthen marketing and product innovation, continue worldwide expansion, reduce excess working capital and resolve U.S. wholesale issues. The Company's strategic plan should be considered in light of the risks and expenses associated with implementing these strategies. Successful implementation of these strategies will depend on numerous factors, many of which are beyond the Company's control, including economic, competitive and other conditions and uncertainties and the ability to retain qualified management personnel. No assurance can be given that the Company will be successful in implementing its business strategy.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          SAMSONITE CORPORATION
                                          (Registrant)

                                                 /s/  Richard H. Wiley
                                          By: _________________________________
                                              Name: Richard H. Wiley
                                              Title: Chief Financial Officer

Dated: May 20, 1998